AMENDED AND RESTATED BY-LAWS

OF

PORTLOGIC SYSTEMS INC.

A Nevada Corporation

ARTICLE I

EXECUTIVE AND BUSINESS OFFICES

Section 1.  PRINCIPAL EXECUTIVE OR BUSINESS OFFICES.  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Nevada.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  PLACE OF MEETINGS.  Meetings of stockholders shall be held at any place within or outside the State of Nevada designated by the board of directors.  In the absence of a designation by the board, stockholders' meetings shall be held at the corporation's principal executive office.

Section 2.  ANNUAL MEETING.  Annual meetings of stockholders shall be held on dates and at times designated by the board of directors consistent with Nevada law.

At each annual meeting, stockholders shall elect directors and transact any other necessary business that is within the powers of the stockholders to bring before the meeting.

Section 3.  SPECIAL MEETINGS.  Special meetings of the stockholders may be called at any time by resolution of the board of directors, by the President or by any two directors.

Section 4.  NOTICE OF STOCKHOLDERS' MEETINGS.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with the requirements of Section 5 of this Article II and shall be sent not fewer than 10 or more than 60 days before the date of the meeting. Stockholders entitled to notice shall be determined in accordance with the provision of Section 11 of this Article II.  The notice shall specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting of stockholders, those matters that the board of directors, at the time of giving the notice, intends to present for action by the stockholders.  If directors are to be elected, the notice shall include the names of all nominees whom the board intends, at the time of the notice, to present for election.  The notice shall also state the general nature of any proposed action to be taken at the meeting.

Section 5.  MANNER OF GIVING NOTICE.  Notice of any stockholders' meeting shall be (a) mailed, postage prepaid, to a stockholder at the stockholder’s address as it appears on the stock books of the corporation or (b) delivered to a stockholder by any other method of delivery permitted at such time by Nevada law.

Section 6.  QUORUM.  No business, other than the election of a Chair of the board of directors and the adjournment or termination of the meeting, shall be conducted at any annual meeting at any time when a quorum is not present.  Except as otherwise provided by statute or by the Articles of Incorporation, a quorum is deemed to be present when the holders of a majority of the voting stock issued and outstanding, are present in person, represented by proxy or, being a corporation, represented by a natural person authorized by directors' resolution.  If at any time during an annual or special meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be.

Section 7.  ADJOURNED MEETING; NOTICE.  Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 60 days from the date set for the original meeting, in which case the board of directors shall set a new record date.  Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting, in accordance with the provisions of Sections 4 and 5 of this Article II.  At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 8.  VOTING.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II.  The stockholders' vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun.  If a quorum is present, all elections of directors shall be decided by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, all other questions shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter, unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation.

Section 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS.  The transactions of any meeting of stockholders, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting.

A stockholder's attendance at a meeting also constitutes a waiver of notice of that meeting, unless the stockholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened.  In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

Section 10.  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that could be taken at an annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Directors may be elected by written consent of the stockholders without a meeting and vacancies on the board (other than vacancies created by removal) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records.  Any stockholder or other authorized person who has given a written consent may revoke it by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Unless the consents of all stockholders entitled to vote have been solicited in writing, prompt notice shall be given of any corporate action approved by stockholders without a meeting by less than unanimous consent, to those stockholders entitled to vote who have not consented in writing.

Section 11.  RECORD DATE FOR STOCKHOLDER NOTICE OF MEETING, VOTING, AND GIVING CONSENT.

(a)

For purposes of determining the stockholders entitled to receive notice of and vote at a stockholders' meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a stockholders' meeting, or not more than 60 days before any other action.

(b)

A determination of stockholders of record entitled to receive notice of and vote at a stockholders' meeting shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting.  However, the board shall fix a new record date if the adjournment is to a date more than 60 days after the date set for the original meeting.

(c)

Only stockholders of record on the corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation's books after the record date, except as otherwise required by law.

Section 12.  PROXIES.  Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation.  A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney in fact.  A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 6 months from the date of the proxy, unless coupled with an interest.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by NRS 78.355.

Section 13.  INSPECTORS OF ELECTION.  Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the Chair of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint Inspectors of Election at the meeting.  The number of Inspectors shall be either one or three.  If any person appointed as Inspector fails to appear or fails or refuses to act, the Chair of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

These Inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III

DIRECTORS

Section 1.  POWERS.  The business and affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation subject to the provisions of the Nevada Revised Statutes and any limitations in the Articles of Incorporation and these By-laws relating to action required to be approved by the stockholders or by the outstanding shares.

Section 2.  NUMBER OF DIRECTORS.  At any time the number of directors shall be no fewer than one (1). The minimum number of directors cannot be changed, nor can a fixed number be substituted for the minimum number, except by a duly adopted amendment to the Articles of Incorporation or by an amendment to these By-laws duly adopted by a majority of the outstanding shares entitled to vote.

Section 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of the stockholders.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Section 4.  VACANCIES.  A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

Any director may resign effective on giving written notice to the Chief Executive Officer, the Secretary, or the board of directors, unless the notice specifies a later effective date.  If the resignation is effective at a future time, the board may elect a successor to take office when the resignation becomes effective.

Except for a vacancy caused by the removal of a director, vacancies on the board may be filled by approval of a majority of the remaining board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with NRS 78.370 and 78.375, or (3) a sole remaining director.

The stockholders may elect a director at any time to fill a vacancy not filled by the board of directors.

Section 5.  CHAIR OF THE BOARD.  The board of directors may appoint and empower, a Chair of the board. The Chair shall preside at meetings of the stockholders and the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  PLACE OF MEETINGS; TELEPHONE MEETINGS.  Regular meetings of the board of directors may be held at any place within or outside the State of Nevada as designated from time to time by the board.  In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the board shall be held at any place within or outside the State of Nevada designated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

Section 2.  REGULAR DIRECTORS' MEETING.  Immediately after each general meeting of the stockholders, the board of directors shall hold a regular meeting at the same place, or at any other place that has been designated by the board of directors, to consider matters of organization, election of officers, and other business as desired.  Notice of this meeting shall not be required unless some place other than the place of the annual meeting of the stockholders has been designated.

Section 3.  SPECIAL MEETINGS.  Special meetings of the board of directors may be called for any purpose or purposes at any time by the Chair of the board, the Chief Executive Officer or any two directors.

Special meetings shall be held on  four days' notice by mail, with notice delivered personally, by telex, facsimile transmission, telegram, e-mail or any other electronic transmission permitted by Nevada law not later than 5:00 p.m. local time of the principal executive office on the day before the date of the meeting. Notice shall be addressed to each director at the address shown on the corporation's records.  The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

Section 4.  QUORUM.  A majority of the directors then in office shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 6 of this Article IV.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors.

Section 5.  WAIVER OF NOTICE.  Notice of a meeting, although otherwise required, need not be given to any director who (i) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice; (ii) signs an approval of the minutes of the meeting; or (iii) attends the meeting without protesting the lack of notice before or at the beginning of the meeting.  Waivers of notice or consents need not specify the purpose of the meeting.  All waivers, consents, and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6.  ADJOURNMENT TO ANOTHER TIME OR PLACE.  Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place.

Section 7.  NOTICE OF ADJOURNED MEETING.  Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment.  Notice need not be given in any case to directors who were present at the time of adjournment.

Section 8.  ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board of directors individually or collectively consent in writing to that action.  Any action by written consent shall have the same force and effect as a unanimous vote of the board of directors.  All written consents shall be filed with the minutes of the proceedings of the board of directors.

Section 9.  DECLARATION OF DIVIDENDS.  Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Before payment of any dividend, the corporation may set aside funds available for dividends in the amount of such sum as the directors, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing and maintaining any  property of the corporation, or for such other purpose as the directors shall think conducive to  the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.  CORPORATE CHECKS.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 11.  FISCAL YEAR.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 12.  CORPORATE SEAL.  The corporation may or may not have a corporate seal, as may be determined by resolution of the board of directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE V

COMMITTEES

Section 1.  COMMITTEES OF THE BOARD.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors.  The board may designate one or more directors as alternate members of any committee, to replace any absent member at a committee meeting.  The appointment of committee members or alternate members requires the vote of a majority of the authorized number of directors.  A committee may be granted any or all of the powers and authority of the board in the management of the business and affairs of the corporation.

Section 2.  MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of committees shall be governed by, and held and taken in accordance with, By-law provisions applicable to meetings and actions of the board of directors, as provided in Sections 1 through 8 of Article IV of these By-laws, as to the following matters: place of meetings; regular meetings; special meetings and notice; quorum; waiver of notice; adjournment; notice of adjournment; and action without meeting, with such changes in the context of these By-laws as are necessary to substitute the committee and its members for the board of directors and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; (b) special meetings of committees may also be called by resolution of the board of directors; and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the governance of any committee not inconsistent with these By-laws.

ARTICLE VI

COMPENSATION OF DIRECTORS

Section 1.  FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the board of directors.  This section shall not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE VII

OFFICERS

Section 1.  OFFICERS.  The officers of the corporation shall be a President, a Secretary, a Treasurer and such other officers as are appointed in accordance with Section 3 of this Article. Any number of offices may be held by the same person and the salaries and compensation of all officers of the corporation shall be fixed by the board of directors.

Section 2.  APPOINTMENT OF OFFICERS.  The following officers of the corporation, except for subordinate officers appointed in accordance with Section 3 of this Article VII, shall be appointed by, and shall serve at the pleasure of, the board of directors.

(a)

PRESIDENT.  The President shall be the Chief Executive Officer of the corporation and shall have active management of the business of the corporation.  He or she shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the board of directors to some other officer or agent of the corporation.

(b)

SECRETARY.  The Secretary shall act under the direction of the President and subject to the direction of the President he or she shall attend all meetings of the board of directors and all meetings of the stockholders and record the proceedings.  He or she shall perform similar duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and will perform other such duties as may be prescribed by the President or the board of directors.

(c)

TREASURER.  The Treasurer shall act under the direction of the President and shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  He or she shall disburse the funds of the corporation as may be ordered by the President or the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

If required by the board of directors, the Treasurer shall give the corporation a bond in such sum and with such surety as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 3.  SUBORDINATE OFFICERS.  The board of directors may appoint, and may empower the Chair of the board to appoint subordinate officers such as a Vice-Chair of the board, and also one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or the Chair. These subordinate officers shall, in the absence of their senior counterparts, perform the duties and exercise the powers of their seniors and also perform any other duties as the President or the board of directors may from time to time prescribe.  In the event that the board of directors chooses to designate one or more subordinate officers of the same title (e.g., multiple Executive Vice-Presidents), the board may specify an order of seniority, in which case the duties and powers shall descend in such specified order.

Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.  Any officer chosen by the board of directors may be removed at any time, with or without cause or notice, by the board of directors.  Subordinate officers appointed by persons other than the board under Section 3 of this Article may be removed at any time, with or without cause or notice, by the board of directors or by the officer by whom appointed.  Officers may be employed for a specified term under a contract of employment if authorized by the board of directors; such officers may be removed from office at any time under this section, and shall have no claim against the corporation or individual officers or board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.

Any officer may resign at any time by giving written notice to the corporation.  Resignations shall take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

Section 5.  VACANCIES IN OFFICES.  A vacancy in any office resulting from an officer's death, resignation, removal, disqualification, or from any other cause shall be filled in the manner prescribed in these By-laws for regular election or appointment to that office.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

Section 1.  AGENTS, PROCEEDINGS, AND EXPENSES.  For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 3 or Section 4(d) of this Article VIII.

Section 2.  ACTIONS OTHER THAN BY THE CORPORATION.  The corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was not unlawful.

Section 3.  SUCCESSFUL DEFENSE BY AGENT.  To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Section 2 of this Article VIII, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 4.  REQUIRED APPROVAL.  Except as provided elsewhere in this Article VIII, any indemnification under this Section shall be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

(a)

A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)

Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

(c)

(i) The affirmative vote of a majority of shares of the corporation entitled to vote represented at a duly held meeting at which a quorum is present; or

(ii) the written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 4(c), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

(d)

The court in which the proceeding is or was pending, on application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

Section 5.  ADVANCE OF EXPENSES.  Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VIII.  By unanimous vote of all directors, other than a director who may be a party to such proceeding, this provision requiring an undertaking may be waived; provided, however, that such waiver shall not relieve the agent of liability.

Section 6.  OTHER CONTRACTUAL RIGHTS.  The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the corporation’s Articles of Incorporation.  Nothing in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 7.  LIMITATIONS.  No indemnification or advance shall be made under this Article VIII, except as provided in Section 3 or Section 4(d), in any circumstance if it appears:

(a)

That it would be inconsistent with a provision of the Articles of Incorporation, By-laws, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)

That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

Section 8.  INSURANCE.  The corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of this Article VIII.

Section 9.  SURVIVAL OF RIGHTS.  The rights provided by this Article VI shall continue for a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 10.  EFFECT OF AMENDMENT.  Any amendment, repeal, or modification of this Article VIII shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

Section 11.  SUBROGATION.  In the event of payment under this Article VIII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 12.  NO DUPLICATION OF PAYMENTS.  The corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this Article.

ARTICLE IX

RECORDS AND REPORTS

Section 1.  MAINTENANCE OF STOCKHOLDER RECORD AND INSPECTION BY STOCKHOLDERS.  The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the board of directors, a record of the names and addresses of all stockholders and the number and class of shares held by each stockholder, a copy certified by the Secretary of State of the corporation's Articles of Incorporation and all amendments thereto, and a copy certified by an officer of the corporation of its By-laws and all amendments thereto.

Any person who has been a stockholder of record for at least 6 months immediately preceding his or her demand, or any stockholder or stockholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation shall have the right to inspect and copy the record of stockholders' names and addresses and shareholdings during usual business hours, on five days' prior written demand on the corporation.

Section 2.  MAINTENANCE AND INSPECTION OF BY-LAWS.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Nevada, at its principal business office in this state, a copy certified by an officer of the corporation of the By-laws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of Nevada and the corporation has no principal business office in this state, the Secretary shall, on the written request of any stockholder, furnish to that stockholder a copy of the By-laws as amended to date.

Section 3.  MAINTENANCE AND INSPECTION OF MINUTES AND ACCOUNTING RECORDS.  The minutes of proceedings of the stockholders, board of directors, and committees of the board, and the accounting books and records, shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors.  The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form.

Section 4.  INSPECTION BY DIRECTORS.  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations.  This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.  FINANCIAL STATEMENTS.  The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation's principal executive office for twelve months.

ARTICLE X

GENERAL CORPORATE MATTERS

Section 1.  EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS.  Except as otherwise provided in the Articles of Incorporation or in these By-laws, the board of directors by resolution may authorize any officer, officers, agent, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation.  This authority may be general or it may be confined to one or more specific matters.  No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, to pledge the corporation's credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these By-laws, or unless an unauthorized act was later ratified by the corporation.

Section 2.  SHARES OF OTHER CORPORATIONS: HOW VOTED.  Shares of other corporations standing in the name of the corporation shall be voted by one of the following persons, listed in order of preference:

(1) Chair of the board, or person designated by the Chair of the board; (2) Chief Executive Officer, or person designated by the Chief Executive Officer; (3) First Vice President, or person designated by the First Vice President; (4) other person designated by the board of directors.

The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 3.  CONSTRUCTION AND DEFINITIONS.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in NRS 78.010 through 78.795 shall govern the construction of these By-laws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE XI

CAPITAL STOCK

Section 1.  CERTIFIED AND UNCERTIFIED SHARES OF STOCK.  Shares of capital stock of the corporation may be certified or uncertified, as provided under the Nevada Revised Statutes.  Except as otherwise expressly provided by applicable law, the rights and obligations of holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.  To the extent shares are represented by a certificate, each such certificate shall be signed by (1) either the Chair of the board of directors, the Vice Chair of the board of directors, the Chief Executive Officer or any Vice President and (2) either the Chief Financial Officer, Treasurer, and Assistant Treasurer, the Secretary or any Assistant Secretary.

Any or all of the signatures on any certificate representing stock may be facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

Section 2.  SURRENDERED, LOST OR DESTROYED CERTIFICATES.  The board of directors or any transfer agent of the corporation may not direct a new certificate of certificates to be issued, or, if such stock is no longer certificated, a registration of such stock, unless the old certificate is surrendered to the corporation for cancellation at the same time.  If share certificates for any other security have been lost, stolen or destroyed, the board of directors may authorize the issuance of replacement certificates, or the registration of replacement stock, on terms and conditions as required by the board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of the old certificate or the issuance of the replacement certificate or registration of replacement stock.

Section 3.  REGISTERED OWNER.  The corporation shall be entitled to recognize the person registered on its books as the owner of the shares to be the exclusive owner for all purposes, including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 4.  RECORD DATE.  The board of directors may fix in advance a date not exceeding 60 days nor less than 10 days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, a “date of record” for determining the stockholders who are entitled to receive various rights.  Only those stockholders who are determined to be "holders of record" shall be entitled to (a) receive notice of and have a right to vote at any stockholder meeting; (b) receive payment of any such dividend or distribution; (c) receive any other allotment of rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date has been fixed.

ARTICLE XII

AMENDMENTS

Section 1.  AMENDMENT BY STOCKHOLDERS.  New By-laws may be adopted or these By-laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.  POWERS OF DIRECTORS.  Subject to the right of the stockholders to adopt, amend or repeal By-laws, as provided in Section 1 of this Article XII, the board of directors may adopt, amend or repeal any of these By-laws other than a By-law or amendment thereof changing the authorized number of directors.

CERTIFICATE OF  THE  SECRETARY

I, Jueane Thiessen, hereby certify that I am the Secretary of Portlogic Systems Inc., and the foregoing By-laws, consisting of 15 pages, constitute the code of By-laws of this company as duly adopted at a regular meeting of the board of directors of the corporation held on June 23 , 2008.

Dated: June 23, 2008

Signed: /s/ Jueane Thiessen

             Jueane Thiessen

             Secretary